UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2021

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	001-01373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230 .40 5 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07	Submission of Matters to a Vote of Security Holders

Election of Directors

On July 22, 2021, the shareholders of Modine Manufacturing Company voted to elect Suresh V. Garimella, Christopher W. Patterson, and Christine Y. Yan to serve as directors until the 2024 Annual Meeting of Shareholders and until their successors are duly elected and qualified.  The results of the vote were as follows:

Director	For	Against	Abstain	Broker Non-Votes
Suresh V. Garimella	42,574,273	1,176,398	44,192	2,837,604
Christopher W. Patterson	41,064,423	2,704,369	26,071	2,837,604
Christine Y. Yan	41,628,944	2,100,119	65,800	2,837,604

Approval of Advisory Vote on Named Executive Officer Compensation (Say on Pay)

The shareholders approved the advisory vote on named executive officer compensation.  The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
40,389,171	2,678,912	726,780	2,837,604

Ratification of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.  The results of the vote were as follows:

For	Against	Abstain
44,587,739	1,965,682	79,046

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Sylvia A. Stein
Sylvia A. Stein Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Date: July 23, 2021